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                                  ON LETTERHEAD





                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of Moonlight International Corp. on Form S-8 and our report dated March 9, 1995 on our audit of the financial statements of Moonlight International Corp. as of years ended December 31, 1994, 1993 and 1992, which report was included in Moonlight International Corp.'s Form 10-SB Registration Statement as initially filed and subsequently amended.


                                              /Bederson & Company LLP/
                                              ----------------------------
                                              BEDERSON & COMPANY LLP




West Orange, New Jersey
December 4, 1996


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